Explanatory Statement for the CREF Form N-SAR for the semiannual period ended 6-30-13 in response to Question 77Q1


Agreement - Exhibit 11(x) to the CREF 5-1-13 Registration Statement filing

An Amendment, dated May 1, 2013, was made to the January 2, 2008 Amended and Restated Investment Management Services Agreement between College Retirement Equities Fund (CREF) and TIAA-CREF Investment Management
LLC (Management). The Amendment is incorporated herein by reference, filed with PEA # 47 to the CREF Registration Statement submitted to the Securities and Exchange Commission (SEC) on April 29, 2013, File No. 811-04415.